SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K


                             Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           February 8, 1995



                         ALBERTO-CULVER COMPANY
          (Exact name of registrant as specified in its charter)



            Delaware                         1-5050             36-2257936
(State or other jurisdiction of        (Commission File      (I.R.S. Employer
 incorporation or organization)             Number)         Identification No.)


                       2525 Armitage Avenue
                       Melrose Park, Illinois               60160
              (Address of principal executive offices)    (Zip code)


Registrant's telephone number, including area code:   (708) 450-3000






ITEM 5. OTHER EVENTS

On February 8, 1995, the registrant entered into an agreement whereby its Stockholm-based subsidiary, Cederroth International AB, will purchase the Toiletries Division of Molnlycke AB for approximately $50 million. The purchase is subject to certain contingencies and is expected to close within two months. A copy of the press release relating to the purchase is attached hereto and incorporated herein by reference as Exhibit 99.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c)   Exhibits:

      99             Press release dated February 9, 1995






SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               ALBERTO-CULVER COMPANY
                                   (Registrant)



                               By:
                                  William J. Cernugel
                                  Senior Vice President, Finance & Controller
                                  (Principal Financial Officer)


February 9, 1995